Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Attend Sandler O’Neill & Partners East Coast Financial Services Conference

CHICAGO, November 13, 2012 – PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will present at the Sandler O’Neill & Partners East Coast Financial Services Conference on Thursday, November 15, 2012, at 4:05 p.m. Eastern Time.

Investors may access the webcast for the presentation used at the conference under the PrivateBancorp, Inc.  Investor Relations section of the Company’s website at www.theprivatebank.com during the conference time and for 30 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2012, the Company had 35 offices in 10 states and $13.3 billion in assets.  Our website is www.theprivatebank.com.